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                                                                   EXHIBIT 10.1


                              STANDSTILL AGREEMENT

         This Standstill Agreement (the "Agreement"), dated April 2, 1993, is between Parent Corporation, a Maryland corporation ("Parent"), and General Electric Company, a New York corporation ("GE").

         WHEREAS, simultaneously with the execution of this Agreement, GE is acquiring 20,000,000 shares of Parent's Series A Preferred Stock, par value $1.00 per share (the "Preferred Stock"), pursuant to a Transaction Agreement dated November 22, 1992, as amended as of February 17, 1993 (the "Transaction Agreement"), among GE, Martin Marietta Corporation and Parent; and

         WHEREAS, Parent and GE desire to establish in this Agreement certain conditions of GE's relationship with Parent;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Transaction Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; REPRESENTATIONS AND WARRANTIES

         SECTION 1.01 Definitions. Except as otherwise specified herein, defined terms used in this Agreement shall have the respective meanings assigned to such terms in the Transaction Agreement. Unless otherwise specified all references to "days" shall be deemed to be references to calendar days.

         SECTION 1.02 Representations and Warranties of Parent. Parent represents and warrants to GE as follows:

                 (a) The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

                 (b) The execution, delivery and performance of this Agreement by Parent does not and will not contravene or conflict with or constitute a default under Parent's charter or by-laws.

         SECTION 1.03 Representations and Warranties of GE. GE represents and warrants to Parent as follows:

                 (a) The execution, delivery and performance by GE of this Agreement and the consummation by GE of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of GE enforceable against GE in accordance with its terms (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity);

                 (b) The execution, delivery and performance of this Agreement by GE does not and will not contravene or conflict with or constitute a default under GE's certificate of incorporation or by-laws; and

                 (c) GE "beneficially owns" (as such term is defined in Rule 13d-3 under the 1934 Act) 20,000,000 shares of Preferred Stock and neither GE nor any "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the 1934 Act), owns any other Voting Securities (as defined in Section 2.01 herein)




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         except for any Voting Securities held in any account managed for the benefit of another person by any member of the Financial Services Group (as defined in Section 3.01).

                                   ARTICLE II

                                      TERM

         SECTION 2.01 Term. The term (the "Term") of this Agreement shall commence on the date hereof and, subject to Section 7.01, shall continue until the date on which the Voting Power of the Voting Securities, on a fully diluted basis, beneficially owned by GE shall represent less than five percent (5%) of the Total Voting Power; provided, however, that the provisions of Article VI shall continue without regard to the term limitation set forth in this sentence. For the purposes of this Agreement (i) the term "Voting Securities" shall mean any securities entitled to vote generally in the election of directors of Parent, or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities, (ii) the term "Voting Power" shall mean the voting power in the general election of directors of Parent, and (iii) the term "Total Voting Power" shall mean the total combined Voting Power of all the Voting Securities then outstanding, including without limitation the Preferred Stock.

                                  ARTICLE III

                        STANDSTILL AND VOTING PROVISIONS

         SECTION 3.01 Restrictions of Certain Actions by GE. Subject to Articles IV and V herein, during the Term, GE will not, and will cause each of its affiliates and associates not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used in Section 13(d)(3) of the 1934 Act), directly or indirectly:

                 (a) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Voting Securities, except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction;

                 (b) make, or in any way participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the 1934 Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Voting Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the 1934
         Act) with respect to Parent;

                 (c) form, join or encourage the formation of, any "person" within the meaning of Section 13(d)(3) of the 1934 Act with respect to any Voting Securities; provided that this Section 3.01(c) shall not prohibit any such arrangement solely among GE and any of its wholly-owned subsidiaries;

                 (d) deposit any Voting Securities into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof; provided that this Section 3.01(d) shall not prohibit any such arrangement solely among GE and any of its wholly-owned subsidiaries;

                 (e) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Parent as described in Rule 14a-8 under the 1934 Act, or induce or attempt to induce any other person to initiate any stockholder proposal;

                 (f) except for this Agreement, seek election to or seek to place a representative on the Board of Directors of Parent (other than pursuant to Section 3.02 hereof) or except with the approval of management of Parent, seek the removal of any member of the Board of Directors of Parent;

                 (g) except with the approval of management of Parent, call or seek to have called any meeting of the stockholders of Parent;

                 (h) except through its representatives on the Board of Directors (or any committee thereof) of Parent and except as otherwise contemplated by the Transaction Documents otherwise act to seek to


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         control, disrupt or influence the management, policies or affairs, of
         Parent except with the approval of management of Parent;

                 (i) sell or otherwise transfer in any manner any Voting Securities to any "person" (within the meaning of Section 13(d)(3) of the 1934 Act) who owns or who as a result of such sale or transfer will own more than three percent (3%) of any class of Voting Securities or who, without the approval of the Board of Directors of Parent, has proposed a business combination or similar transaction with, or a change of control of, Parent or who has proposed a tender offer for Voting Securities or who has discussed the possibility of proposing a business combination or similar transaction with, or a change in control of, Parent with GE or any of its respective affiliates or associates;

                 (j) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of Parent or any director or officer of Parent or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving Parent, including, without limitation, a merger, exchange offer or liquidation of Parent's assets, or any restructuring, recapitalization or similar transaction with respect to Parent; or

                 (k) instigate or encourage any third party to do any of the foregoing.

         Notwithstanding the provisions of this Section 3.01 nothing herein shall apply to any Voting Securities held in any account managed for the benefit of another person by General Electric Capital Services, Inc. and its subsidiaries (including, without limitation, Kidder Peabody Group Inc. and General Electric Capital Corporation), General Electric Investment Corporation, General Electric Investment Management Incorporated or any other affiliate of GE engaged in the financial services business (collectively, the "Financial Services Group").

         If GE or any of its affiliates or associates owns or acquires any Voting Securities in violation of this Agreement, such Voting Securities shall immediately be disposed of to persons who are not affiliates or associates thereof but only in compliance with the provisions of this Section 3.01; provided, however, that Parent may also pursue any other available remedy to which it may be entitled as a result of such violation.

         SECTION 3.02 Board Representation. Parent will cause two persons designated by GE and reasonably acceptable to Parent to be elected to Parent's Board of Directors as promptly as practicable after the date hereof. Thereafter, during the Term and subject to the further provisions hereof, the Parent's nominating committee (or any other committee exercising a similar function) shall recommend to the Parent's Board of Directors that such persons or any two other persons designated by GE after consultation with the Parent be included in the slate of nominees recommended by the Board to shareholders for election as directors at each annual meeting of shareholders of the Parent commencing with the next annual meeting of shareholders. In the event that any of such designees shall cease to serve as a director for any reason, the vacancy resulting thereby shall be filled by a person designated by GE and reasonably acceptable to Parent.

         If the size of the Parent's Board of Directors is increased, Parent agrees to cause additional persons designated by GE and reasonably acceptable to Parent to be elected to Parent's Board of Directors so that GE's designees shall at no time constitute less than 10% of the members of such Board.

         Upon expiration of the Term, GE shall have no further rights under this Section 3.02 and shall cause its designees on Parent's Board of Directors to resign forthwith.

         Notwithstanding the provisions of this Section 3.02, GE shall not be entitled to designate any person to Parent's Board of Directors if such designation would result in any violation of applicable law or order. Parent shall not be obligated to elect to its Board of Directors any person who would cause or be reasonably likely to cause Parent to be unable in any material respect to conduct its business. If any such person has been designated by GE and rejected by Parent, GE shall be permitted to designate a substitute designee for such person in accordance with this Section 3.02.

         SECTION 3.03 Voting. (a) During the Term, whenever GE or any of its affiliates or associates shall have the right to vote such Voting Securities, GE shall (i) be present, in person or represented by proxy, at all

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stockholder meetings of Parent so that all Voting Securities beneficially owned by it and its affiliates and associates shall be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) subject to
Section 3.03(b) below, vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by it and its affiliates and associates in the manner recommended by Parent's Board of Directors, except that during any period or at any time when there shall be in full force and effect a valid order or judgment of a court of competent jurisdiction or a ruling, pronouncement or requirement of the New York Stock Exchange, Inc. ("NYSE") to the effect that the foregoing provision of this Section 3.03 is invalid, void, unenforceable or not in accordance with NYSE policy, then GE will if so requested by the Board of Directors of Parent, vote or cause to be voted all of its Voting Securities beneficially owned by it and its affiliates and associates in the same proportion as the votes cast by or on behalf of the other holders of Parent's Voting Securities.

         (b) Notwithstanding anything to the contrary contained in Section 3.03(a) above, (i) GE shall have the right to vote shares of Preferred Stock held by it freely, without regard to any request or recommendation of the Board of Directors of Parent, with respect to the matters specified in Article VI Section (A)(5) of Parent's Charter establishing the terms of the Preferred Stock and (ii) the provisions of Section 3.03(a) shall not apply to Voting Securities held in any account managed for the benefit of another person by any person within the Financial Services Group.

                                   ARTICLE IV

                             TRANSFER RESTRICTIONS

         SECTION 4.01 Right of First Offer. (a) Subject to the provisions of
Section 3.01, if GE desires to transfer any Voting Securities it shall give written notice ("GE's Notice") to Parent (i) stating that it desires to make such transfer, and (ii) setting forth the number of shares of Voting Securities proposed to be transferred (the "Offered Shares"), the cash price per share that GE proposes to be paid for such Offered Shares (the "Offer Price"), and the other material terms and conditions of such transfer. GE's Notice shall constitute an irrevocable offer by GE to sell to Parent the Offered Shares at the Offer Price in cash.

         (b) Within 10 Business Days after receipt of GE's Notice, Parent may elect to purchase all (but not less than all) of the Offered Shares at the Offer Price in cash by delivery of a notice ("Parent's Notice") to GE stating Parent's irrevocable acceptance of the Offer.

         (c) If Parent fails to elect to purchase all of the Offered Shares within the time period specified in Section 4.01(b), then GE may, within a period of 120 days following the expiration of the time period specified in
Section 4.01(b), transfer (or enter into an agreement to transfer) all or any Offered Shares; provided that if the purchase, price per share to be paid by any purchaser of the Offered Shams is less than 90% of the Offer Price (the "Reduced Transfer Price"), GE shall promptly provide written notice (the "Reduced Transfer Price Notice") to Parent of such intended transfer (including the material terms and conditions thereof) and Parent shall have the right, exercisable by delivery of a written election notice to GE within five Business Days of receipt of such notice, to purchase such Offered Shares at the Reduced Transfer Price.

         (d) If Parent fails to elect to purchase the Offered Shares at the Offer Price (or, if applicable, the Reduced Transfer Price) within the relevant time period specified in Section 4.01(b) and GE shall not have transferred or entered into an agreement to transfer the Offered Shares prior to the expiration of the 120-day period specified in Section 4.01(c), the right of first offer under this Section 4.01 shall again apply in connection with any subsequent transfer of such Offered Shares.

         (e)     Any purchase of Voting Securities by Parent pursuant to this
Section 4.01 shall be on a mutually determined closing date which shall not be more than 15 days after the last notice is given with respect to such purchase. The closing shall be held at 10:00 A.M., local time, at the principal office of Parent, or at such other time or place as the parties mutually agree.

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         (f)     On the closing date, GE shall deliver (i) certificates
representing the shares of Voting Securities being sold, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including evidence of ownership and authority, as Parent may reasonably request. The purchase price shall be paid by wire transfer of immediately available funds no later than 2:00 P.M. on the closing date.

         (g) Notwithstanding the foregoing, not less than 30 Business Days prior to any proposed sale by GE of Voting Securities pursuant to this Section
4.01 to any Restricted Person (as defined below) GE shall give notice of the identity of such Restricted Person to Parent and Parent shall have the right, exercisable by delivery of a written election notice to GE within 20 Business Days of the notice from GE of the proposed sale, to purchase the Offered Shares at the Offer Price (or Reduced Transfer Price, as the case may be) at which the Restricted Person agreed to purchase the Offered Shares. If Parent fails to purchase the Offered Shares within such 20-day period, GE shall be permitted to proceed with its sale to such Restricted Person in accordance with Section 4.01
(c). "Restricted Person" shall mean a person who is a significant competitor of Parent or any subsidiary of Parent or whose ownership of Voting Securities of Parent would cause Parent or any of Parent's subsidiaries to be materially adversely affected in bidding for or obtaining contracts with federal state or local governmental entities.

         4.02 Rights Pursuant to a Tender Offer. GE shall have the right to sell or exchange all its Voting Securities pursuant to a tender or exchange offer for at least a majority of the Voting Securities (an "Offer"). However, prior to such sale or exchange, GE shall give Parent the opportunity to purchase such Voting Securities in the following manner:

                 (i) GE shall give notice (the "Tender Notice") to Parent in writing of its intention to sell or exchange Voting Securities in response to an Offer no later than three calendar days prior to the latest time (including any extensions) by which Voting Securities must be tendered in order to be accepted pursuant to such Offer, specifying the amount of Voting Securities proposed to be tendered by GE (the "Tendered Shares") and the purchase price per share, specified in the Offer at the time of the Tender Notice.

                 (ii) If the Tender Notice is given, Parent shall have the right to purchase all but not part, of the Tendered Shares exercisable by giving written notice (an "Exercise Notice") to GE at least two calendar days prior to the latest time after delivery of the Tender Notice by which Voting Securities must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof) and depositing in escrow (or similar arrangement) a sum in cash sufficient to purchase all Tendered Shares at the price then being offered in the Offer, without regard to any provision thereof with respect to proration or conditions to the offeror's obligation to purchase. The delivery by Parent of an Exercise Notice and deposit of funds as provided above will except as provided below, constitute an irrevocable agreement by Parent to purchase, and GE to sell the Tendered Shares in accordance with the terms of this Section 4.02, whether or not the Offer or any other tender or exchange offer (a "Competing Tender Offer") for Voting Securities that was outstanding during the Offer is consummated.

                 (iii) The purchase price to be paid by Parent for any Voting Securities purchased by it pursuant to this Section 4.02 shall be the highest price offered or paid in the Offer or in any Competing Tender Offer. For purposes hereof, the price offered or paid in a tender or exchange offer for Voting Shares shall be deemed to be the price offered or paid pursuant thereto, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase. If the purchase price per share specified in the Offer includes any property other than cash (the "Offer Noncash Property"), the purchase price per share at which Parent shall be entitled to purchase all but not part, of the Voting Securities specified in the Tender Notice shall be (y) the amount of cash per share, if any, specified in such Offer (the "Cash Portion"), plus (z) an amount of cash per share equal to the value of the Offer Noncash Property per share (the "Cash Value of Offer Noncash Property"), as determined in good faith by the mutual agreement of the parties hereto, or if the parties cannot agree, by a nationally recognized investment banking firm selected by mutual agreement of the parties. If Parent exercises its right of first refusal by giving an Exercise Notice, the closing of the purchase of the Voting Securities with respect to such right (the "Closing") shall take place at 3:00 p.m., local time (or, if earlier, two hours before the



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         latest time by which Voting Securities must be tendered in order to be accepted Pursuant to the Offer), on the last day on which Voting Securities must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof) (the "Last Tender Date"), and Parent shall pay the purchase price for the Voting Securities specified above. GE shall be entitled to rescind its Tender Notice at any time prior to the Last Tender Date by notice in writing to Parent; provided, however, that if on or before the Last Tender Date, Parent publicly announces that Parent has approved, proposed or entered into an agreement with respect to (either individually or together with any other persons) a recapitalization, reorganization or business combination with respect to Parent or all or substantially all of its assets, GE shall be entitled to rescind its Tender Notice by notice in writing to Parent at any time prior to the Closing on the Last Tender Date. If GE rescinds its Tender Notice pursuant to the immediately preceding sentence, Parent's Exercise Notice with respect to such Offer shall be deemed to be immediately rescinded and GE's disposition of its Voting Securities in response to the Offer with respect to which the Tender Notice is rescinded or any other Offer shall again be subject to all of the provisions of this Section 4.02.

                 (iv) If Parent does not exercise its right of first refusal set forth in this Section 4.02 within the time specified for such exercise by giving an Exercise Notice, then GE shall be free to accept, for all its Voting Securities, the Offer with respect to which the Tender Notice was given (including any increases and extensions thereof).

         SECTION 4.03 Assignment of Rights. Parent may assign any of its rights of first refusal under this Article IV to any subsidiary or affiliate of Parent without the consent of GE, provided, however, that no such assignment shall relieve Parent of any of its obligations pursuant to this Article IV. In the event that Parent elects to exercise a right of first refusal under this
Article IV, Parent may specify in its Exercise Notice (or thereafter prior to purchase) another such person as its designee to purchase the Voting Securities to which such notice relates.

                                   ARTICLE V

         SECTION 5.01 Registration Upon Request. At any time commencing on the date hereof and continuing thereafter, GE shall have the right to make written demand upon Parent, on not more than five separate occasions (subject to the provisions of this Section 5.01), to register under the 1933 Act, shares of Preferred Stock or shares of Common Stock received by GE in connection with its conversion of the Preferred Stock issued to it pursuant to the Merger Agreement or acquired in accordance with this Agreement (the shares subject to such demand hereunder being referred to as the "Subject Stock"), and Parent shall use its best efforts to cause such shares to be registered under the 1933 Act as soon as reasonably practicable so as to permit the sale thereof promptly; provided, however, that each such demand shall cover at least $100,000,000 liquidation preference of Preferred Stock or 1,000,000 shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events after the date hereof). In connection therewith, Parent shall prepare, and within 120 days of the receipt of the request, file, on Form S-3 if permitted or otherwise on the appropriate form, a registration statement under the 1933 Act to effect such registration. GE agrees to provide all such information and materials and to take all such action as may be reasonably required in order to permit Parent to comply with all applicable requirements of the 1933 Act and the SEC and to obtain any desired acceleration of the effective date of such registration statement. If the offering to be registered is to be underwritten, the managing underwriter shall be selected by GE and shall be reasonably satisfactory to Parent and GE shall enter into an underwriting agreement containing customary terms and conditions. Notwithstanding the foregoing, Parent (i) shall not be obligated to prepare or file more than one registration statement other than for purposes of a stock option or other employee benefit or similar plan during any twelve-month period, (ii) shall be entitled to postpone for a reasonable period of time, the filing of any registration statement otherwise required to be prepared and filed by Parent if (A) Parent is, at such time, conducting or about to conduct an underwritten public offering of securities and is advised by its managing underwriter or underwriters in writing (with a copy to GE), that such offering would, in its or their opinion, be materially adversely affected by the registration so requested, or (B) Parent determines in its reasonable judgment and in good faith that the registration and distribution of the shares of Subject Stock would interfere with any announced or imminent material financing, acquisition, disposition, corporate

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reorganization or other material transaction of a similar type involving
Parent. In the event of such postponement, GE shall have the right to withdraw the request for registration by giving written notice to Parent within 20 days after receipt of the notice of postponement (and, in the event of such withdrawal such request shall not be counted for purposes of determining the number of registrations to which GE is entitled pursuant to this Section 5.01). Parent shall not grant to any other holder of its securities, whether currently outstanding or issued in the future, any incidental or piggyback registration rights with respect to any registration statement filed pursuant to a demand registration under this Section 5.01 and without the prior consent of GE, Parent will not permit any other holder of its securities to participate in any offering made pursuant to a demand registration under this Section 5.01.

         SECTION 5.02 Incidental Registration Rights. If Parent proposes to register any of its Voting Securities under the 1933 Act (other than (i) pursuant to Section 5.01 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, and (iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation), Parent shall, as promptly as practicable, give written notice to GE of Parent's intention to effect such registration. If, within 15 days after receipt of such notice, GE submits a written request to Parent specifying the amount of Voting Securities that it proposes to sell or otherwise dispose of in accordance with this
Section 5.02, Parent shall use its best efforts to include the shares specified in GE's request in such registration. If the offering pursuant to such registration statement is to be made by or through underwriters, the managing underwriters shall be chosen by Parent and shall be reasonably satisfactory to GE and Parent, and GE and such underwriter shall execute an underwriting agreement in customary form. If the managing underwriter reasonably determines in good faith and advises GE in writing that the inclusion in the registration statement of all the Voting Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered, then Parent and GE shall negotiate in good faith to agree upon an equitable adjustment in the number or amount of securities of each to be included in such underwriting. No registration effected under this Section 5.02 shall relieve Parent of its obligation to effect any registration upon request under Section
5.01. If GE has been permitted to participate in a proposed offering pursuant to this Section 5.02, Parent thereafter may determine either not to file a registration statement relating thereto, or to withdraw such registration statement, or otherwise not to consummate such offering, without any liability hereunder. Any underwriters participating in a distribution of GE Voting Securities pursuant to Sections 5.01 and 5.02 hereof shall use all reasonable efforts to effect as wide a distribution as is reasonably practicable, and in no event shall any sale (other than a sale to underwriters making such a distribution) of shares of Voting Securities be made knowingly to any person (including its affiliates or associates and any group in which that person or its affiliates or associates shall be a member if GE or underwriters know of the existence of such a group or affiliate or associate) that, after giving effect to such sale, would beneficially own Voting Securities representing three percent (3%) or more of the Total Voting Power. GE shall use all reasonable efforts to secure the agreement of the underwriters, in connection with any underwritten offering of its Voting Securities, to comply with the foregoing.

         SECTION 5.03 Registration Mechanics. In connection with any offering of shares of Subject Stock registered pursuant to Section 5.01 or 5.02 herein, Parent shall (i) furnish to GE such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain current; (ii) (A) use its best efforts to register or qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale as GE shall reasonably request and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that Parent shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 5.03; (iii) use its best efforts to cause all shares of Subject Stock covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to Parent to enable GE to

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consummate the disposition of such shares of Subject Stock; (iv) notify GE any time when a prospectus relating thereto is required to be delivered under the 1933 Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (subject to the good faith determination of Parent's Board of Directors as to whether to permit sales under such registration statement), at the request of GE promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; (vi) use its best efforts to list, if required by the rules of the applicable securities exchange or, if securities of the same class are then so listed, the Subject Stock covered by such registration statement on the New York Stock Exchange or on any other securities exchange on which Subject Stock is then listed; and (vii) before filing any registration statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to GE and its counsel copies of such documents. In connection with any offering of Subject Stock registered pursuant to Section 5.01 or 5.02, Parent shall (x) furnish to the underwriter, if any, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock. Upon any registration becoming effective pursuant to Section 6.01, Parent shall use its best efforts to keep such registration statement current for a period of 60 days (or 90 days, if Parent is eligible to use a Form S-3, or successor form) or such shorter period as shall be necessary to effect the distribution of the Subject Stock.

         GE agrees that upon receipt of any notice from Parent of the happening of any event of the kind described in subdivision (iv) of this Section 5.03, it will forthwith discontinue its disposition of Subject Stock pursuant to the registration statement relating to such Subject Stock until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision
(iv) of this Section 5.03 and, if so directed by Parent, will deliver to Parent all copies then in its possession of the prospectus relating to such Subject Stock current at the time of receipt of such notice. If GE's disposition of Subject Stock is discontinued pursuant to the foregoing sentence, unless Parent thereafter extends the effectiveness of the registration statement to permit dispositions of Subject Stock by GE for an aggregate of 60 days (or 90 days, if Parent is eligible to use a Form S-3, or successor form), whether or not consecutive, the registration statement shall not be counted for purposes of determining the number of registrations to which GE is entitled pursuant to
Section 5.01.

         SECTION 5.04 Expenses. GE shall pay all agent fees and commissions and underwriting discounts and commissions related to shares of Subject Stock being sold by GE and the fees and disbursements of its counsel and accountants and Parent shall pay all fees and disbursements of its counsel and accountants in connection with any registration pursuant to this Article V. All other fees and expenses in connection with any registration statement (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws) shall (i) in the case of a registration pursuant to Section 5.01, be borne equally by GE and Parent and (ii) in the case of a registration pursuant to Section 5.02, be shared pro rata based upon the respective market values of the securities to be sold by Parent, GE and any other holders participating in such offering provided, that GE shall not pay any expenses relating to work that would otherwise be incurred by Parent including, but not limited to, the preparation and filing of periodic reports with the SEC.

         Section 5.05 Indemnification and Contribution. In the case of any offering registered pursuant to this Article V, Parent to indemnify and hold
GE, each underwriter, if any, of the Subject Stock under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the 1933 Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the 1933 Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock (as amended if Parent shall have filed with the SEC any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Stock (as amended or supplemented if Parent shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the indemnification contained in this Section 5.05 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to Parent by GE or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

         In the case of each offering registered pursuant to this Article V, GE and each underwriter, if any, participating therein shall agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, severally to indemnify and hold harmless Parent and each person, if any, who controls Parent within the meaning of Section 15 of the 1933 Act, and the directors and officers of Parent, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to Parent by GE or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

         Each party indemnified under this Section 5.05 shall, promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this
Section 5.05, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.05 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

         If the indemnification provided for in this Section 5.05 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 5.05 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations. The relative benefit shall be determined by reference to, among other things, the amount of proceeds received by each party from the offering to which such contribution relates. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 5.05 was available to such party.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.05 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                                   ARTICLE VI

                          SPECIAL LIQUIDITY PROVISIONS

         SECTION 6.01 Tenth Anniversary Offering. No later than 90 days prior to the tenth anniversary of the Initial Issuance Date for the Preferred Stock (as defined in Parent's Charter), GE shall engage a nationally recognized investment banking firm reasonably acceptable to Parent to make an underwritten public offering of all Preferred Stock then held by GE at a per share price no less than the liquidation preference per share of the Preferred Stock. Such offering shall be conducted so as to satisfy the requirements for distribution of Voting Securities contained in the last two sentences of Section 5.02. Parent shall promptly file a registration statement registering the shares of Preferred Stock to be sold and GE, Parent and the applicable underwriters shall use their best efforts to consummate such offering, unless the underwriter managing the offering advises Parent in writing that in the underwriter's good faith opinion, given then-applicable market conditions, the offering cannot be consummated at the price and on the terms specified above or that the inclusion of all (or a specified number) of shares of Preferred Stock in an offering at the price and on the terms specified above would materially adversely affect such offering (in which event, GE and Parent shall proceed with the unaffected portion thereof).

         SECTION 6.02 Mandatory Conversions. (a) If GE continues to own Preferred Stock after the offering contemplated by Section 6.01 above, or such offering is not consummated, Parent must convert for Equity Conversion Securities (as defined below) on each anniversary of the Initial Issuance Date of the Preferred Stock commencing with the tenth anniversary thereof (unless as of the date of such tenth anniversary, there is then being conducted an offering pursuant to Section 6.01, in which event the obligations pursuant to this Section shall be tolled until the later of 60 days after such anniversary date and the consummation or withdrawal of such offering), $200 million aggregate liquidation preference of Preferred Stock; provided, however, that to the extent GE has sold, converted or otherwise disposed of any Preferred Stock (including any Preferred Stock redeemed in accordance with its terms) prior to the first Mandatory Conversion Date (as defined in Section 6.03 below) (whether disposed of pursuant to the offering contemplated by Section 6.01 or otherwise) the amount of Preferred Stock to be converted shall be reduced by the amount so sold or disposed of in reverse chronological order (i.e., with the aggregate liquidation preference to be converted on the fourteenth anniversary being the first amount so reduced and the aggregate liquidation preference to be converted on the tenth anniversary being the last amount so reduced).

         (b)     "Equity Conversion Securities" shall mean (i) Common Stock,
(ii) a perpetual convertible or non-convertible preferred stock where the dividend rate is intended to be the rate necessary to value such preferred stock at its stated liquidation preference (and in any event no more than 11%) and with such other terms as are customary for issuers of similar credit posture to Parent at the time of issuance (a "Market Preferred") and (iii) a perpetual 11% non-convertible preferred stock which is not callable by Parent until the fifth anniversary of the date of issuance (and in no event is callable at less than par thereafter) and otherwise with terms customary for issuers of similar credit posture to Parent at the time of issuance (the "11% Preferred"). GE shall have the right to request Backstop Registration for Market Preferred and Common Stock issued as Equity Conversion Securities but not for 11% Preferred.

         SECTION 6.03 Notice of Mandatory Conversion. (a) No fewer than 30 days prior to an anniversary of the Initial Issuance Date (or other date) on which a conversion of Equity Conversion Securities for Preferred Stock is to occur (a "Mandatory Conversion Date"), Parent shall give written notice to GE of the type or combination of types of Equity Conversion Securities it intends to issue on such Mandatory Conversion Date, the number of shares of each such type, the value per share it assigns to each such type, the aggregate liquidation preference of Preferred Stock it intends to mandatorily convert into each such type, and other material terms of the mandatory conversion, including a copy of the term sheet, draft articles supplementary, certificate of designation or other governing instrument for each type of Equity Conversion Security (other Common Stock).

         (b) Within 10 days of Parent's notice, GE shall notify Parent that, with respect to all or any part of the Preferred Stock being mandatorily converted and specified in such notice, GE does not wish to retain the Equity Conversion Securities to be issued upon conversion thereof and that it requests Backstop Registration (as defined below) in respect thereof. GE's notice to Parent shall specify those Equity Conversion Securities (if more than one type is proposed to be issued) as to which it requests Backstop Registration. If GE fails to elect Backstop Registration within the time period specified above, it shall be deemed to have elected to retain all of the Equity Conversion Securities as proposed in Parent's notice.

         SECTION 6.04 Surrender of Certificates, Etc. (a) On the Mandatory Conversion Date, GE shall surrender to Parent certificates representing no less than the aggregate liquidation preference of the Preferred Stock to be mandatorily converted pursuant to Parent's notice above. After the close of business on the Mandatory Conversion Date, the shares of Preferred Stock to be mandatorily converted shall not accrue dividends. After shares of Preferred Stock have been designated for mandatory conversion, the right to convert the shares so designated shall terminate after the close of business on the second business day immediately preceding the next Mandatory Conversion Date unless default is made in the delivery of the Equity Conversion Securities. In the event of default in the delivery of the Equity Conversion Securities, the right to convert the shares designated for mandatory conversion shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

         (b) Upon surrender in accordance with the aforesaid notice of the certificate for any shares so converted (duly endorsed or accompanied by appropriate instruments of transfer, if so required by Parent in such notice), GE shall be entitled to receive the certificates for the Equity Conversion Securities. In case fewer than all the shares represented by any such certificates for Preferred Stock are mandatorily converted, a new certificate shall be issued representing the unconverted shares without cost to GE.

         Notwithstanding the fact that any certificate(s) for Preferred Stock to be mandatorily converted shall not have been surrendered for cancellation, on and after the Mandatory Conversion Date the shares represented thereby shall be deemed to be no longer outstanding, and GE's rights as a stockholder of Parent shall cease with respect to such Preferred Stock.

         Section 6.05 Backstop Registration. (a) "Backstop Registration" shall mean an underwritten public offering of the Equity Conversion Securities relating to those shares of Preferred Stock of GE specified by GE in its notice pursuant to Section 6.03(b) above as those which it does not wish to retain. A Backstop Registration shall register the offering of that amount of Equity Conversion Securities, the sale of which in a public offering must result in proceeds, net of underwriting commissions and discounts and other offering expenses, as shall be equal to not less than the aggregate liquidation preference of the Preferred Stock for which such Equity Conversion Securities have been mandatorily converted. A Backstop Registration shall be subject to the terms and conditions of registered public offerings pursuant to Sections 5.01, 5.03 and 5.05 hereof, which shall be deemed to be appropriately modified, except that the managing underwriter for the Backstop Registration shall be selected by Parent and shall be reasonably satisfactory to GE, the "Subject Stock" shall be deemed to be the Equity Conversion Securities, Parent shall not be permitted to postpone or decline making the Backstop Registration, in whole or in part, and GE shall bear no expenses with respect thereto. Backstop Registrations shall not be counted as demand registrations for purposes of Section 5.01 hereof.

         (b) GE acknowledges that in connection with the pricing of any Backstop Registration, the terms of the Market Preferred, including its dividend rate, may be changed, in the sole discretion of Parent, from the terms thereof as of the Mandatory Conversion Date, and shall be so changed if required by the managing underwriter so that the net proceeds of the offering after such change shall be sufficient, in the opinion of such underwriter, to equal or exceed the aggregate liquidation preference of the Preferred Stock mandatorily converted; provided, however, that no such change shall be made if it would have an adverse effect on GE.

         (c) When the Backstop Registration contemplated above has been completed the net proceeds thereof shall be distributed to GE. Any such offering not consummated within six months of delivery of the notice to Parent pursuant to Section 6.03(b) shall be deemed to have been abandoned. To the extent the net proceeds of the Backstop Registration (treating the net proceeds as zero if such offering has been abandoned) are less than the sum of the aggregate liquidation preference of the Preferred Stock mandatorily converted and the Interest Amount (as defined below), Parent shall pay to GE an amount in cash equal to the difference. "Interest Amount" means, with respect to the aggregate liquidation preference of the Preferred Stock mandatorily converted pursuant to this Section, interest on such aggregate liquidation preference for each day, from the applicable Mandatory Conversion Date to and including the date of payment pursuant to this Section 6.05 (c) at a rate per annum equal to the rate per annum, as published by the Board of Governors of the Federal Reserve System as reported by the U.S. Department of Treasury, for such day on U.S. Treasury Bonds maturing on the date that is the tenth anniversary of such Mandatory Conversion Date (or if no U.S. Treasury Bonds mature on such date, then on the date nearest to such date for which such a maturity exists).

         (d) Accrued and unpaid dividends to and including the Mandatory Conversion Date with respect to Preferred Stock subject to mandatory conversion as provided herein shall be paid in cash on the Mandatory Conversion Date.

                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.01 Termination. Notwithstanding any other provision of this Agreement, the obligations of GE (but not of Parent) under this Agreement shall terminate if Parent fails to perform or observe its obligations under Section
3.02 of this Agreement.

         SECTION 7.02. Certain Restrictions. Parent shall not take or recommend to its stockholders any action, including any amendment of its Charter, bylaws, or shareholder rights plan, if any, which would impose restrictions applicable to GE and not to other securityholders generally based upon the size of GE's security holdings, the business in which it is engaged or other considerations applicable to it and not to securityholders generally.

         SECTION 7.03 Enforcement. (a) GE, on the one hand, and Parent, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

         (b) Parent and GE each irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement may be brought in the courts of the State of New York or the State of Maryland, or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement Parent and GE each irrevocably submits to the jurisdiction of each such court and irrevocably designates, appoints and empowers the Secretaries of State of the States of New York and Maryland to receive for and on its behalf service of process in the State of New York or the State of Maryland, respectively, and further irrevocably consents to the service of process outside of the territorial jurisdiction of such courts by mailing copies by registered United States mail postage prepaid, to its address specified in this Agreement.

         SECTION 7.04 Entire Agreement. This Agreement and the Transaction Agreement constitute the entire agreement and understanding of the parties with respect to the transactions contemplated by such parties and may be amended only by an agreement in writing executed by both parties.

         SECTION 7.05 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

         SECTION 7.06 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

         SECTION 7.07 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

         SECTION 7.08 Notices. All notices, request, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                            (a)      If to Parent, to:

                                     Martin Marietta Corporation
                                     6801 Rockledge Drive
                                     Bethesda, Maryland
                                     Attention:  General Counsel
                                     Telecopy:  301-897-6333

         or to such other person or address as Parent shall furnish to GE in writing;

                            (b)     If to GE, to:

                                    General Electric Company
                                    3135 Easton Turnpike
                                    Fairfield, Connecticut 06431
                                    Attention:  Senior Counsel for Transactions

                            (with copies to):

                                    Davis Polk & Wardwell
                                    450 Lexington Avenue
                                    New York, New York 10017
                                    Attention:  Dennis S. Hersch
                                    Telecopy:  212-450-4800

         or to such other person or address as GE shall furnish to Parent in writing.

         All such notices, requests, demands and other communications shall be deemed to have been duly given; at the time of delivery by hand, if personally delivered five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed, when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         In addition to providing any notice required to be given by Parent pursuant to its Charter in the manner specified therein, Parent shall send to GE by telecopy in accordance with this Section a copy of each such notice.

         SECTION 7.09 Successors and Assigns. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided that no party may assign this Agreement without the other party's prior written consent, except that Parent may assign certain of its rights as set forth in Section 4.03 hereof.

         SECTION 7.10 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.


                                      PARENT CORPORATION


                                      By:  /s/ MARCUS C. BENNETT
                                           ----------------------------------
                                           Name:  Marcus C. Bennett
                                           Title: Senior Vice President
                                                  Chief Financial Officer

                                      GENERAL ELECTRIC COMPANY


                                      By:  /s/ DENNIS D. DAMMERMAN
                                           ----------------------------------
                                           Name:  Dennis D. Dammerman
                                           Title: Senior Vice President